UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2006

HARTFORD LIFE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12749	06-1470915
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Hartford Life, Inc.
200 Hopmeadow Street
Simsbury, Connecticut	06089
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 547-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-10.1: FORM OF AGREEMENT

Item 1.01 Entry into a Material Definitive Agreement.
On May 10, 2006, The Hartford Financial Services Group, Inc. (“HFSG”) and Hartford Life, Inc., an indirect subsidiary of HFSG (together with HFSG, the “Company”), entered into an Agreement with the Office of the New York Attorney General (the “NYAG”) and the Attorney General of the State of Connecticut (the “CTAG”) (the “Agreement”). The Agreement resolves outstanding investigations by the NYAG and the CTAG regarding the Company’s use of expense reimbursement agreements in its terminal/maturity funding group annuity line of business.
Under the terms of the Agreement, the Company will pay $20 million, of which $16.1 million will be paid to certain plan sponsors that purchased terminal or maturity funding annuities between January 1, 1998 and December 31, 2004, with the balance of $3.9 million to be divided equally between the states of New York and Connecticut. Also pursuant to the terms of the Agreement, the Company will accept a three-year prohibition on the use of contingent compensation in its terminal/maturity funding group annuity line of business.
A copy of the form of Agreement is filed herewith as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
Exhibit No.
10.1	Form of Agreement Among the Attorney General of the State of Connecticut and the Attorney General of the State of New York, and The Hartford Financial Services Group, Inc. and its subsidiaries and affiliates (collectively “Hartford”) dated May 10, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTFORD LIFE, INC.

Date: May 12, 2006	By:	/s/ Richard G. Costello

	Name:	Richard G. Costello
	Title:	Vice President and Corporate Secretary